JEC CONSULTING ASSOCIATES, LLC

THIS ENGAGEMENT AGREEMENT ("Agreement") is made and entered into this 9 day of February 2015, between JEC Consulting Associates, LLC, with its principal offices located at 6 Forest Ridge Road, Nyack, NY  10960 (together with their subsidiaries, parents, affiliates, successors and assigns, collectively known as “Consultant”), and BioCube, Inc. (together with their subsidiaries, parents, affiliates, successors and assigns, collectively known as “Client”).

In consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consultant and Client hereby agree as follows:

1.

Engagement.  The Client hereby retains Consultant on a non-exclusive basis to provide certain requested business, advisory, strategic and administrative services for the Client.  These services shall be undertaken to build value for Client’s business (further detailed in Section 3 below).

2.

Term.  The term of this Agreement shall commence on the date hereof and end on the date which is One (1) year following the date hereof, (the “Term”) however, the parties may renew this Agreement in successive annual terms, if agreed to in writing.  The Client retains the right to terminate this Agreement upon one (1) month written notice to the Consultant.

3.

Scope of Responsibilities.

3.1

Consultant shall not take any action hereunder which he knows or believes will likely have an adverse or detrimental effect on the Client’s interest in any material respect and shall act in good faith and with loyalty to the Client with respect to the subject matter hereof, including full disclosure, confidentiality and honesty with respect to any services provided by the Consultant, to the same extent as would be required by an agent of the Client.  During the Term hereof, neither party shall adversely interfere with the business of the other party, take any action that is reasonably likely to diminish the goodwill existing in relationships between the other party and any third party, or knowingly disparage the other party, its officers, employees, agents or representatives.

3.2

Subject to the following obligations of Client, Consultant will be responsible to perform the services listed on Exhibit A, attached hereto, on an as needed basis or through the close of the contemplated transaction between the parties.

4.

Compensation Structure.

4.1

 Compensation.  Client shall pay Consultant a monthly retainer of $10,500.00 for Consulting Services ($126,000.00) annually.  During the first six (6) months of the Agreement the Client may make payment in the form of a non-interest bearing notes convertible at $0.0162 cents per share into the common stock of Client.   In addition, the Company will grant the Consultant 750,000 shares upon the execution of this agreement.

4.2

 Not Used

4.3

Expenses.  In addition to any fees payable to Consultant hereunder, the Client agrees to reimburse Consultant for any due diligence, marketing costs and such other actual out-of-pocket expenses reasonably incurred by Consultant in connection with performing the services hereunder, provided that the Client shall approve such expenses.  Notwithstanding the foregoing, Consultant shall be entitled to reimbursement for all costs and expenses, including without limitation reasonable legal fees, incurred in connection with the collection of the compensation owed to Consultant hereunder or other enforcement of this Agreement by Consultant, plus interest on all amounts past due hereunder at the lower of Ten Percent (10%) per annum or the maximum rate permitted by law.

5.

Third Party Consultants.

Consultant may engage other sources that will share in duties, obligations and compensation.  It is specifically understood and agreed that Consultant may, in Consultant’s discretion, enter into such understandings or agreements with such other persons or entities.  However, the parties hereto are independent contractors and they shall not be deemed by virtue of this Agreement to be partners or joint ventures or in any legal relationship with each other, other than as independent contractors sharing a Success Fee for producing a Transaction defined under this agreement.

6.

Non-Circumvention.  The Client shall not in any way circumvent, or attempt to circumvent, Consultant for the purpose of transacting or consummating any loan, financing arrangement, stock offering, or any other business (including employment opportunities), transaction or arrangement with any person or entity directly introduced to the Client by Consultant, or take any other action (i) which might reasonably be expected to jeopardize or interfere with the relationship between such persons or entities and Consultant, or (ii) attempts to avoid or avoidance of the Client’s obligations set forth above.  The Client shall keep Consultant sufficiently informed on the status of any and all contacts, negotiations, agreements and payments between the Client and any relationships of the Consultant including without limitation copying Consultant on all significant correspondence, drafts and agreements. The Client agrees that in the event the Client violates this paragraph Consultant shall be entitled to, in addition to any other available remedies, injunctive relief to prevent such agreement, transaction or arrangement and, in the case of an actual consummation of any such agreement, transaction or arrangement, Consultant shall be entitled to, in additional to any other available remedies, compensation equal to that outlined in Section 4.

7.

Indemnification.  The Client agrees to indemnify and hold Consultant and its members, managers, shareholders, officers, directors, employees, agents and affiliates harmless from and against any and all direct losses, claims, damages, liabilities and expenses (including without limitation legal and other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), arising out of or based upon (i) any material breach of this Agreement by the Client, (ii) any untrue or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in any offering documents, filings, subscription documents or other documents or information provided in connection with any offer, sale or issuance of securities, (iii) any untrue statement of a material fact or omission to state a material fact by the Client to any of Consultant’s associates, (iv) any breach by the Client of its obligations under any agreement with an associate of the Consultant, (v) the performance by Client of its services in connection with this Agreement, provided that any such loss, claim, damage, liability or expense is not as a result of Consultant’s willful misconduct or gross negligence.

8.

Information; Confidentiality.  The Client recognizes and confirms that Consultant, in acting pursuant to this engagement, will be using information in reports and other information provided by others, including, without limitation, information provided by or on behalf of the Client, and that Consultant does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. The Client hereby warrants that any information relating to the Client that is furnished to Consultant by or on behalf of the Client will be fair, accurate and complete in all material respects and will not contain any material omissions or misstatements of fact.  The Client agrees to fully cooperate with Consultant in all reasonable requests for information and in Consultant’s efforts to perform services for the Client.  All information that the Client provides to Consultant which is not publicly available is deemed confidential (“Confidential Information”).  Consultant will not disclose any Confidential Information to any person without the prior written consent of the Client, provided that Consultant may disclose such Confidential Information (i) to its advisors, representatives and employees assisting Consultant in providing the services hereunder so long as they are obligated to maintain the confidentiality of such Confidential Information in accordance with the terms hereof, (ii) to any third party that has signed a confidentiality agreement approved by the Client, (iii) pursuant to a valid court order by a court or other governmental agency, or as otherwise required by law, or as necessary to establish the rights of either party under this Agreement, provided that Consultant shall to the extent permitted by such court or regulatory agency, promptly notify the Client of receipt of any such order and provide the Client a reasonable period of time in which to oppose such order before responding, (iv) if such Confidential Information is or becomes in the public domain not through any breach hereof by Consultant, or (v) if Consultant receives such information from a third party not under any duty of confidentiality.

9.

Independent Contractor; Acknowledgements.  Except for those specifically set forth herein, there are no legally binding obligations among the Client and Consultant relating to specific transaction(s) and/or specific results relating to the Engagement/Advisory Services. The parties acknowledge that Consultant is not an employee or agent of the Client for any purpose whatsoever, but rather is an independent contractor/consultant.     Additional obligation(s) will arise only upon the negotiation, execution and delivery of final definitive agreements, in form and substance satisfactory to the parties and their respective counsel. Neither the discussions nor negotiations between the parties hereto nor this Agreement is intended to, and they do not, create any fiduciary or other special duties or obligations between the parties hereto other than those specifically set forth herein. The parties shall proceed in accordance with an implicit understanding that any and all activities shall be executed under good faith in a course of fair dealing.

10.

Consultant Is Not A Broker/Dealer.  Consultant is not currently registered as or broker-dealer with the SEC or FINRA with any firm and is not registered as an investment advisor under the Investment Advisors Act of 1940.  Therefore, Consultant will not affect transactions in nor offer or sell, or attempt to offer or sell or induce the purchase or sale of, any securities of the Client, and Consultant will not advise the Client or any other person with respect to the purchase or sale of any security.  (Nothing contained in this Section shall affect Consultant’s right to receive the Consultant’s Fee hereunder.)

11.

Legal Advice.  The Client herein acknowledges that the Consultant is not a law firm and has not provided any legal advice to the Client.

12.

Further Assurances.  Each of the parties hereto agrees to perform any and all lawful additional acts, including execution of additional agreements, as are reasonably necessary to carry out this Agreement.

13.

Due Execution.  The parties hereto acknowledge, represent and warrant that they entered into this Agreement only after due consideration and consultation with their respective counsel, that they were not fraudulently induced, coerced or intimidated to enter into it, and that in entering into it they have not relied upon any oral or written statements or acts made by any other party other than as expressly set forth herein.  Each of the parties hereto represents and warrants to the other party that the execution of this Agreement has been duly authorized, executed and delivered by it and that all required corporate resolutions and authorizations have been approved or obtained.  This Agreement may be executed in counterparts and each counterpart shall be and constitute a part of this Agreement, and all counterparts taken together shall constitute the Agreement and be binding and effective upon all parties hereto.  This Agreement may be executed by facsimile or e-mail delivery of a digital image format file (such as a “.pdf” or “.tif” file).

14.

Choice of Law; Dispute Resolution.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its choice of law provisions or references to any other state laws.  If there is any dispute as to whether an introduction is to be subject to this Agreement, the parties will promptly meet to resolve such dispute in good faith.  If such dispute (or any other dispute hereunder) is not resolved within 20 days, the parties shall promptly submit such dispute to expedited binding arbitration in Indian River County, Florida in accordance with the rules of the American Arbitration Association.  In the event action becomes necessary to enforce the terms of this Agreement, then the prevailing party shall be entitled to an award of its reasonable attorney’s fees and costs through all stages of arbitration and/or litigation, including trial and appellate court.  Any controversy over the construction of this Agreement shall be decided neutrally, in light of its conciliatory purposes, and without regard to the events of authorship or negotiations.

15.

Miscellaneous.

16.1

Client.

 Client shall be defined and construed as BioCube, Inc. and/or any and all affiliated or subsidiary entities of the Client or any entity existing as a result of a sale, consolidation, or merger of the Client with or into any other corporation or corporations.

16.2

Breach.

The parties acknowledge that their obligations under this Agreement are necessary and reasonable in order to protect Consultant. Accordingly, the parties agree and acknowledge that any such violation or threatened violation of this Agreement will cause irreparable injury to Consultant. In the event the terms and conditions of this Agreement are not met by the Client, Consultant shall be entitled to, a legal monetary penalty equal to the maximum it should realize from (i) a Transaction and/or the Success Fees (ii) Engagement/Advisory Services plus any and all expenses, including but not limited to, all legal costs and expenses incurred to recover the lost revenue. Additionally, Consultant shall be entitled to an injunctive remedy, awarded without bond, preventing the Parties from consummating a Transaction with sources introduced to the parties and preventing communication, in or by any form with parties introduced to Client without the explicit, actual, written consent of Consultant.

16.3

Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

16.4

Assignment.

Neither party may assign this Agreement with the prior written consent of the other party hereto, except that Consultant may assign this Agreement to any entity controlled by it or its principals.

16.5

Entire Agreement.

This Agreement constitutes the entire and integrated agreement between the parties hereto and sets forth all promises, covenants, agreements, conditions and understandings between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, representations, understandings, inducements, conditions and agreements, expressed or implied, with respect to the subject matter hereof.  This Agreement may not be modified, amended, altered or supplemented, except by written instrument signed by the parties hereto.

LEFT INTENTIONALLY BLANK

6 Forest Ridge Road

Nyack, NY  10960

JEC CONSULTING ASSOCIATES, LLC

IN WITNESS WHEREOF the parties have executed this Agreement on the date specified in the preamble of this Agreement.

JEC CONSULTING ASSOCIATES, LLC

BIOCUBE, INC.

__/s/_Jan Chason________________________

/s/ Paul Lisak______________________________

By:        Jan E. Chason

By:

Paul Lisak

 Title:     Managing Member

Title:

Chairman and CEO

6 Forest Ridge Road

Nyack, NY  10960

JEC CONSULTING ASSOCIATES, LLC

EXHIBIT A

SCOPE OF SERVICES

1.

General strategic and board level advisory services

2.

Financial advisory and modeling services

3.

Business development services

4.

Assistance with contemplated mergers and acquisitions

5.        Assistance with such other matters as may arise and which are undertaken to build value for Client’s shareholders.

6 Forest Ridge Road

Nyack, NY  10960